Exhibit 99.1

Yum China Reports First Quarter 2026 Results

Delivered 10% Revenue Growth and 12% Operating Profit Growth with Record Quarterly Net New Store Openings

OP Margin Expanded Year Over Year for the Eighth Consecutive Quarter

Diluted EPS Up 13%, or 11% Excluding Mark-to-Market and F/X Impact

On Track to Return $1.5 Billion to Shareholders in 2026, Around 9% of Current Market Capitalization

Shanghai, China (April 29, 2026) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today reported unaudited results for the first quarter ended March 31, 2026.

First Quarter Highlights

•
Total system sales grew 4% year over year (“YoY”), excluding foreign currency translation (“F/X”).
•
Same-store sales reached 100% of the prior year's level. Same-store transactions grew 2% YoY, the 13th consecutive quarter of growth.
•
Total revenues increased 10% YoY to $3.3 billion, or a 4% increase excluding F/X.
•
Opened 636 net new stores, an all-time quarterly high and more than double the openings in the same quarter last year, with 39% opened by franchisees. Total store count reached 18,737 as of March 31, 2026.
•
Operating profit grew 12% YoY to $447 million, a first-quarter record high. Core operating profit grew 6% YoY.
•
OP margin was 13.7%, an increase of 30 basis points YoY, the 8th consecutive quarter of OP margin expansion.
•
Restaurant margin was 18.2%, a decrease of 40 basis points YoY, primarily due to increased rider cost from a higher delivery mix, partially offset by streamlined operations.
•
Diluted EPS increased 13% YoY to $0.87, or up 7% excluding F/X, and up 11% further excluding the impact1 of the mark-to-market equity investments.
•
Returned $316 million to shareholders through $214 million in share repurchases and $102 million in cash dividends.
•
Delivery sales grew 31% YoY. Delivery contributed approximately 54% of total Company sales, up from 42% in the same quarter last year.
•
Active Members of KFC or Pizza Hut, defined as those who transacted in the past 12 months, exceeded 270 million, representing a 9% YoY increase.

CEO Comments

Joey Wat, CEO of Yum China, commented, “We delivered solid results in a dynamic environment, and remain encouraged by early signs of improving consumer sentiment. The late timing of Chinese New Year and the extra April spring break affected gathering patterns and same-store sales growth in Q1. However, combined March and April trading has so far been in line with our expectations. In Q1, we accelerated store openings to a record level to capture significant market opportunities. At the same time, we drove system sales growth, operating profit growth and OP margin expansion for the eighth consecutive quarter, thanks to our teams’ dedication.”

Wat continued, “Importantly, same‑store transactions increased for the 13th consecutive quarter for both Yum China and Pizza Hut. KFC achieved positive same‑store sales growth for the fourth consecutive quarter and continued to capture new occasions through the rapid rollout of KCOFFEE cafe and KPRO side-by-side modules, and car-side pickup services. Pizza Hut delivered 18% operating profit growth on top of last year’s 27% increase and further improved its restaurant and OP margins, while entering more than 100 new cities in Q1, with WOW as the key driver.”

Wat concluded, “Looking ahead, we will fuel further growth through front-end segmentation and back-end consolidation. With our strong foundation, dual focus on innovation and operational efficiency, and a more rational delivery platform competition, we are confident in delivering our full-year targets and creating sustainable long‑term value for our shareholders.”

1 Refers to a 4 cents favorable F/X impact, an unfavorable impact from a mark-to-market loss of 3 cents in the first quarter of 2026 and a mark-to-market gain of 0.4 cent in the first quarter of 2025.

Key Financial Results

	First Quarter
			%/ppts Change
	2026	2025	Reported	Ex F/X
System Sales Growth (2) (%)	4	2	NM	NM
Same-Store Sales Growth (2) (%)	Even	Even	NM	NM
Operating Profit ($mn)	447	399	+12	+6
Adjusted Operating Profit (3) ($mn)	447	399	+12	+6
Core Operating Profit (3) (4) ($mn)	423	399	NM	+6
OP Margin (5) (%)	13.7	13.4	+0.3	+0.2
Core OP Margin (3) (6) (%)	13.6	13.4	NM	+0.2
Net Income ($mn)	309	292	+6	Even
Adjusted Net Income (3) ($mn)	309	292	+6	Even
Diluted Earnings Per Common Share ($)	0.87	0.77	+13	+7
Adjusted Diluted Earnings Per Common Share (3) ($)	0.87	0.77	+13	+7

2 System sales and same-store sales percentages exclude the impact of F/X. Effective January 1, 2018, temporary store closures are normalized in the same-store sales calculation by excluding the period during which stores are temporarily closed.

3 See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” included in the accompanying tables of this release for further details.

4 Core operating profit is defined as operating profit adjusted for special items, further excluding items affecting comparability and the impact of F/X. The Company uses core operating profit for the purposes of evaluating the performance of its core operations. Current period amounts are derived by translating results at average exchange rates of the prior year period.

5 OP margin refers to operating profit as a percentage of total revenues.

6 Core OP margin refers to core operating profit as a percentage of total revenues excluding F/X.

Note: All comparisons are versus the same period a year ago.

Percentages may not recompute due to rounding.

NM refers to not meaningful.

Capital Returns to Shareholders

•
The Company is on track to return $1.5 billion each year from 2024 to 2026, which is annually around 9% of our market capitalization as of April 28, 2026.
•
In the first quarter of 2026, the Company returned $316 million in capital to shareholders through $214 million in share repurchases and $102 million in cash dividends. The Company repurchased 4.1 million shares of common stock during the quarter.
•
The Board declared a cash dividend of $0.29 per share on Yum China’s common stock, payable on June 17, 2026 to shareholders of record as of the close of business on May 27, 2026.
•
Starting in 2027, the Company plans to return approximately 100% of annual free cash flow after subsidiaries' dividend payments to non-controlling interests. This is anticipated to translate into an average annual return of approximately $900 million to over $1 billion in 2027 and 2028, and to exceed $1 billion in 2028.

KFC

	First Quarter
			%/ppts Change
	2026	2025	Reported	Ex F/X
Restaurants	13,454	11,943	+13	NM
System Sales Growth (%)	5	3	NM	NM
Same-Store Sales Growth (%)	1	Even	NM	NM
Total Revenues ($mn)	2,453	2,246	+9	+4
Operating Profit ($mn)	417	386	+8	+3
Core Operating Profit ($mn)	396	386	NM	+3
OP Margin (%)	17.0	17.2	(0.2)	(0.2)
Restaurant Margin (%)	19.1	19.8	(0.7)	(0.7)

•
System sales for KFC grew 5% YoY. Same-store sales increased 1% YoY, the fourth consecutive quarter of growth. Same-store transactions also grew 1% YoY. Ticket average was 1% lower YoY, driven mainly by the rapid growth of smaller orders, partially offset by increased delivery mix, which carries a relatively higher ticket average.
•
Delivery sales grew 33% YoY, contributing approximately 55% of KFC’s Company sales, up from 43% in the same quarter last year.

•
KFC opened 457 net new stores during the quarter, 55% higher than the openings in the same quarter last year, with 172 net new stores opened by franchisees, accounting for 38%. Total store count reached 13,454 as of March 31, 2026.
•
Operating profit increased 8% YoY to $417 million. Core operating profit increased 3% YoY.
•
OP margin was 17.0%, a decrease of 20 basis points YoY.
•
Restaurant margin was 19.1%, a decrease of 70 basis points YoY, primarily due to the impact of increased rider cost resulting from higher delivery mix and value-for-money offerings, partially offset by streamlined operations and favorable commodity prices.

Pizza Hut

	First Quarter
			%/ppts Change
	2026	2025	Reported	Ex F/X
Restaurants	4,375	3,769	+16	NM
System Sales Growth (%)	4	2	NM	NM
Same-Store Sales Growth (%)	(1)	Even	NM	NM
Total Revenues ($mn)	635	595	+7	+2
Operating Profit ($mn)	71	60	+18	+12
Core Operating Profit ($mn)	67	60	NM	+12
OP Margin (%)	11.2	10.1	+1.1	+1.0
Restaurant Margin (%)	15.0	14.4	+0.6	+0.6

•
System sales for Pizza Hut grew 4% YoY. Same-store sales reached 99% of the prior year's level. Same-store transactions grew 5% YoY, the 13th consecutive quarter of growth. Ticket average was 5% lower YoY, consistent with our mass-market strategy and driven mainly by better value-for-money offerings.
•
Delivery sales grew 25% YoY, contributing approximately 51% of Pizza Hut’s Company sales, up from 42% in the same quarter last year.
•
Pizza Hut opened 207 net new stores during the quarter, close to half of its full‑year 2025 openings, with 105 net new stores opened by franchisees, accounting for 51%. Total store count reached 4,375 as of March 31, 2026.
•
Operating profit grew 18% YoY to $71 million. Core operating profit increased 12% YoY.
•
OP margin was 11.2%, an increase of 110 basis points YoY, the eighth consecutive quarter of OP margin expansion.
•
Restaurant margin was 15.0%, expanding 60 basis points YoY despite a lower ticker average, primarily due to streamlined operations and automation and favorable commodity prices, partially offset by the impact of value-for-money offerings and increased cost associated with higher delivery sales mix.

2026 Outlook

The Company targets:

•
Total stores of over 20,000, or more than 1,900 net new stores.
•
40-50% franchise mix of net new stores for both KFC and Pizza Hut.
•
Capital expenditures of approximately $600 million to $700 million.
•
$1.5 billion capital return to shareholders.

Note on Non-GAAP Measures

Reported GAAP results include items that are excluded from non-GAAP measures. See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” and “Segment Results” within this release for non-GAAP reconciliation details.

Conference Call

Yum China’s management will hold an earnings conference call at 7:00 a.m. U.S. Eastern Time on Wednesday, April 29, 2026 (7:00 p.m. Beijing/Hong Kong Time on Wednesday, April 29, 2026).

A live webcast of the call may be accessed at https://edge.media-server.com/mmc/p/hkitwxns.

To join by phone, please register in advance through the link provided below. Upon registering, you will be provided with participant dial-in numbers and a unique access PIN.

Pre-registration Link: https://register-conf.media-server.com/register/BI1a0396f7d4794eedbe6ef6771b06b43a

A replay of the webcast will be available two hours after the event and will remain accessible until April 28, 2027. Earnings release accompanying slides will be available at the Company’s Investor Relations website http://ir.yumchina.com.

For important news and information regarding Yum China, including our filings with the U.S. Securities and Exchange Commission and the Hong Kong Stock Exchange, visit Yum China's Investor Relations website at http://ir.yumchina.com. Yum China uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements under the section titled “2026 Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investments, store openings, net new stores, franchise mix of net new stores, capital expenditures, capital returns, dividend and share repurchase plans, CAGR for system sales, operating profit and EPS, earnings, performance and returns, anticipated effects of population and macroeconomic trends, execution of the Company’s RGM 3.0 strategy, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China and the U.S., and those set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Our plan of capital returns to shareholders is based on current expectations, which may change based on market conditions, capital needs or otherwise. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 18,000 restaurants under six brands across over 2,600 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 3824 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change
	3/31/2026	3/31/2025	B/(W)
Revenues
Company sales	$3,047	$2,801	9
Franchise fees and income	30	27	12
Revenues from transactions with franchisees	156	121	28
Other revenues	38	32	18
Total revenues	3,271	2,981	10
Costs and Expenses, Net
Company restaurants
Food and paper	963	874	(10)
Payroll and employee benefits	813	719	(13)
Occupancy and other operating expenses	718	688	(4)
Company restaurant expenses	2,494	2,281	(9)
General and administrative expenses	137	138	—
Franchise expenses	12	11	(13)
Expenses for transactions with franchisees	150	117	(28)
Other operating costs and expenses	31	29	(10)
Closures and impairment expenses, net	—	6	NM
Total costs and expenses, net	2,824	2,582	(9)
Operating Profit	447	399	12
Interest income, net	16	26	(44)
Investment (loss) gain	(11)	3	NM
Income Before Income Taxes and Equity in Net Earnings (Losses) from Equity Method Investments	452	428	5
Income tax provision	(123)	(119)	(3)
Equity in net earnings (losses) from equity method investments	2	4	(34)
Net income – including noncontrolling interests	331	313	6
Net income – noncontrolling interests	22	21	(4)
Net Income – Yum China Holdings, Inc.	$309	$292	6
Effective tax rate	27.2%	27.8%	0.6	ppts.

Basic Earnings Per Common Share	$0.88	$0.78
Weighted-average shares outstanding (in millions)	353	376

Diluted Earnings Per Common Share	$0.87	$0.77
Weighted-average shares outstanding (in millions)	354	378

OP margin	13.7%	13.4%	0.3	ppts.

Company sales	100.0%	100.0%
Food and paper	31.6	31.2	(0.4)	ppts.
Payroll and employee benefits	26.7	25.7	(1.0)	ppts.
Occupancy and other operating expenses	23.5	24.5	1.0	ppts.
Restaurant margin	18.2%	18.6%	(0.4)	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change
	3/31/2026	3/31/2025	B/(W)
Revenues
Company sales	$2,410	$2,208	9
Franchise fees and income	23	21	17
Revenues from transactions with franchisees	19	16	15
Other revenues	1	1	(2)
Total revenues	2,453	2,246	9
Costs and Expenses, Net
Company restaurants
Food and paper	746	685	(9)
Payroll and employee benefits	643	554	(16)
Occupancy and other operating expenses	560	532	(5)
Company restaurant expenses	1,949	1,771	(10)
General and administrative expenses	61	59	(4)
Franchise expenses	11	10	(14)
Expenses for transactions with franchisees	15	14	(5)
Other operating costs and expenses	—	1	61
Closures and impairment expenses, net	—	5	NM
Total costs and expenses, net	2,036	1,860	(9)
Operating Profit	$417	$386	8
OP margin	17.0%	17.2%	(0.2)	ppts.

Company sales	100.0%	100.0%
Food and paper	31.0	31.1	0.1	ppts.
Payroll and employee benefits	26.7	25.1	(1.6)	ppts.
Occupancy and other operating expenses	23.2	24.0	0.8	ppts.
Restaurant margin	19.1%	19.8%	(0.7)	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change
	3/31/2026	3/31/2025	B/(W)
Revenues
Company sales	$627	$584	7
Franchise fees and income	3	2	36
Revenues from transactions with franchisees	2	2	36
Other revenues	3	7	(62)
Total revenues	635	595	7
Costs and Expenses, Net
Company restaurants
Food and paper	213	186	(15)
Payroll and employee benefits	168	163	(3)
Occupancy and other operating expenses	152	151	(1)
Company restaurant expenses	533	500	(7)
General and administrative expenses	26	26	—
Franchise expenses	1	1	(31)
Expenses for transactions with franchisees	2	2	(15)
Other operating costs and expenses	2	6	64
Total costs and expenses, net	564	535	(5)
Operating Profit	$71	$60	18
OP margin	11.2%	10.1%	1.1	ppts.

Company sales	100.0%	100.0%
Food and paper	33.9	31.8	(2.1)	ppts.
Payroll and employee benefits	26.7	27.9	1.2	ppts.
Occupancy and other operating expenses	24.4	25.9	1.5	ppts.
Restaurant margin	15.0%	14.4%	0.6	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	3/31/2026	12/31/2025
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$473	$506
Short-term investments	956	878
Accounts receivable, net	103	95
Inventories, net	414	438
Prepaid expenses and other current assets	373	440
Total Current Assets	2,319	2,357
Property, plant and equipment, net	2,570	2,543
Operating lease right-of-use assets	2,175	2,189
Goodwill	1,990	1,963
Intangible assets, net	149	148
Long-term bank deposits and notes	707	678
Equity investments	398	387
Deferred income tax assets	160	156
Other assets	369	362
Total Assets	10,837	10,783

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	2,126	2,127
Short-term borrowings	20	30
Income taxes payable	158	89
Total Current Liabilities	2,304	2,246
Non-current operating lease liabilities	1,802	1,823
Non-current finance lease liabilities	50	51
Deferred income tax liabilities	412	406
Other liabilities	162	158
Total Liabilities	4,730	4,684

Redeemable Noncontrolling Interest	—	—

Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 351 million shares and 355 million shares issued at March 31, 2026 and December 31, 2025, respectively; 351 million shares and 354 million shares outstanding at March 31, 2026 and December 31, 2025, respectively.	4	4
Treasury stock	(13)	(28)
Additional paid-in capital	3,752	3,796
Retained earnings	1,788	1,764
Accumulated other comprehensive loss	(98)	(157)
Total Yum China Holdings, Inc. Stockholders' Equity	5,433	5,379
Noncontrolling interests	674	720
Total Equity	6,107	6,099
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$10,837	$10,783

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Quarter Ended
	3/31/2026	3/31/2025
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$331	$313
Depreciation and amortization	117	109
Non-cash operating lease cost	106	99
Closures and impairment expenses	—	6
Investment loss (gain)	11	(3)
Equity in net (earnings) losses from equity method investments	(2)	(4)
Distributions of income received from equity method investments	3	4
Deferred income taxes	(3)	2
Share-based compensation expense	10	9
Changes in accounts receivable	(7)	(2)
Changes in inventories	30	78
Changes in prepaid expenses, other current assets and value-added tax assets	68	25
Changes in accounts payable and other current liabilities	(68)	(179)
Changes in income taxes payable	68	61
Changes in non-current operating lease liabilities	(102)	(101)
Other, net	(12)	35
Net Cash Provided by Operating Activities	550	452
Cash Flows – Investing Activities
Capital spending	(144)	(137)
Purchases of short-term investments, long-term bank deposits and notes	(1,867)	(1,838)
Maturities of short-term investments, long-term bank deposits and notes	1,777	1,916
Acquisition of equity investment	—	(14)
Other, net	1	1
Net Cash Used in Investing Activities	(233)	(72)
Cash Flows – Financing Activities
Proceeds from short-term borrowings	20	—
Repayment of short-term borrowings	(30)	—
Repurchase of shares of common stock	(218)	(173)
Cash dividends paid on common stock	(102)	(90)
Dividends paid to noncontrolling interests	(15)	(13)
Other, net	(8)	(4)
Net Cash Used in Financing Activities	(353)	(280)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	3	2
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(33)	102
Cash, Cash Equivalents, and Restricted Cash - Beginning of Period	506	723
Cash, Cash Equivalents, and Restricted Cash - End of Period	$473	$825

In this press release:

•
Certain performance metrics and non-GAAP measures are presented excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.
•
System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise restaurants typically generate ongoing franchise fees for the Company at an average rate of approximately 6% of system sales. Franchise restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.
•
Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year, excluding the period during which stores are temporarily closed. We refer to these as our "base" stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, including stores temporarily closed, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

Unit Count by Brand

KFC

	12/31/2025	New Builds	Closures	3/31/2026
Company-owned	11,032	355	(70)	11,317
Franchisees	1,965	182	(10)	2,137
Total	12,997	537	(80)	13,454

Pizza Hut

	12/31/2025	New Builds	Closures	3/31/2026
Company-owned	3,830	154	(52)	3,932
Franchisees	338	107	(2)	443
Total	4,168	261	(54)	4,375

Others

	12/31/2025	New Builds	Closures	3/31/2026
Company-owned	198	12	(11)	199
Franchisees	738	33	(62)	709
Total	936	45	(73)	908

Reconciliation of Reported GAAP Results to Non-GAAP Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides the following non-GAAP measures:

•
Measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted Earnings Per Common Share ("EPS"), Adjusted Effective Tax Rate and Adjusted EBITDA;
•
Company Restaurant Profit ("Restaurant profit") and Restaurant margin;
•
Core Operating Profit and Core OP margin, which exclude Special Items, and further adjusted for Items Affecting Comparability and the impact of F/X;

These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our core operations.

With respect to non-GAAP measures adjusted for Special Items, the Company excludes impact from Special Items for the purpose of evaluating performance internally and uses them as factors in determining compensation for certain employees. Special Items are not included in any of our segment results.

Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for equity in net earnings (losses) from equity method investments, income tax, interest income, net, investment gain or loss, depreciation and amortization, store impairment charges, and Special Items. Store impairment charges included as an adjustment item in Adjusted EBITDA primarily resulted from our semi-annual impairment evaluation of long-lived assets of individual restaurants, and additional impairment evaluation whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. If these restaurant-level assets were not impaired, depreciation of the assets would have been recorded and included in EBITDA. Therefore, store impairment charges were a non-cash item similar to depreciation and amortization of our long-lived assets of restaurants. The Company believes that investors and analysts may find it useful in measuring operating performance without regard to such non-cash items.

Restaurant Profit is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, restaurant-level payroll and employee benefits, rent, depreciation and amortization of restaurant-level assets, advertising expenses, and other operating expenses. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales. We also use Restaurant profit and Restaurant margin for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe they provide useful information to investors as to the profitability of our Company-owned restaurants.

Core Operating Profit is defined as Operating Profit adjusted for Special Items, and further excluding Items Affecting Comparability and the impact of F/X. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Items such as charges, gains and accounting changes which are viewed by management as significantly impacting the current period or the comparable period, due to changes in policy or other external factors, or non-cash items pertaining to underlying activities that are different from or unrelated to our core operations, are generally considered “Items Affecting Comparability.” Examples of Items Affecting Comparability include, but are not limited to: temporary relief from landlords and government agencies; VAT deductions due to tax policy changes; and amortization of reacquired franchise rights recognized upon acquisitions. We believe presenting Core Operating Profit provides additional information to further enhance comparability of our operating results and we use this measure for purposes of evaluating the performance of our core operations. Core OP margin is defined as Core Operating Profit divided by Total revenues, excluding the impact of F/X.

The following tables set forth the reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures. The reconciliation of GAAP Operating Profit to Restaurant Profit and Core Operating Profit by segment is presented in Segment Results within this release.

	Quarter Ended
	3/31/2026	3/31/2025

Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$447	$399
Special Items, Operating Profit	—	—
Adjusted Operating Profit	$447	$399
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$309	$292
Special Items, Net Income –Yum China Holdings, Inc.	—	—
Adjusted Net Income – Yum China Holdings, Inc.	$309	$292
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.88	$0.78
Special Items, Basic Earnings Per Common Share	—	—
Adjusted Basic Earnings Per Common Share	$0.88	$0.78
Diluted Earnings Per Common Share	$0.87	$0.77
Special Items, Diluted Earnings Per Common Share	—	—
Adjusted Diluted Earnings Per Common Share	$0.87	$0.77
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	27.2%	27.8%
Impact on effective tax rate as a result of Special Items	—	—
Adjusted effective tax rate	27.2%	27.8%

Net income, along with the reconciliation to Adjusted EBITDA, is presented below:

	Quarter Ended
	3/31/2026	3/31/2025

Net Income – Yum China Holdings, Inc.	$309	$292
Net income – noncontrolling interests	22	21
Equity in net (earnings) losses from equity method investments	(2)	(4)
Income tax provision	123	119
Interest income, net	(16)	(26)
Investment loss (gain)	11	(3)
Operating Profit	447	399
Special Items, Operating Profit	—	—
Adjusted Operating Profit	447	399
Depreciation and amortization	117	109
Store impairment charges	4	6
Adjusted EBITDA	$568	$514

Operating Profit, along with the reconciliation to Core Operating Profit, is presented below:

	Quarter ended		% Change
	3/31/2026	3/31/2025	B/(W)

Operating Profit	$447	$399	12
Special Items, Operating Profit	—	—
Adjusted Operating Profit	$447	$399	12
Items Affecting Comparability	—	—
F/X impact	(24)	—
Core Operating Profit	$423	$399	6
Total revenues	3,271	2,981	10
F/X impact	(159)	—
Total revenues, excluding the impact of F/X	$3,112	$2,981	4
Core OP margin	13.6%	13.4%	0.2	ppts.

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

	Quarter Ended 3/31/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,410	$627	$10	$—	$—	$3,047
Franchise fees and income	23	3	4	—	—	30
Revenues from transactions with franchisees(2)	19	2	26	109	—	156
Other revenues	1	3	248	22	(236)	38
Total revenues	$2,453	$635	$288	$131	$(236)	$3,271
Company restaurant expenses	1,949	533	13	—	(1)	2,494
General and administrative expenses	61	26	6	44	—	137
Franchise expenses	11	1	—	—	—	12
Expenses for transactions with franchisees(2)	15	2	25	108	—	150
Other operating costs and expenses	—	2	243	21	(235)	31
Total costs and expenses, net	2,036	564	287	173	(236)	2,824
Operating Profit (Loss)	$417	$71	$1	$(42)	$—	$447

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 3/31/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$417	$71	$1	$(42)	$—	$447
Less:
Franchise fees and income	23	3	4	—	—	30
Revenues from transactions with franchisees(2)	19	2	26	109	—	156
Other revenues	1	3	248	22	(236)	38
Add:
General and administrative expenses	61	26	6	44	—	137
Franchise expenses	11	1	—	—	—	12
Expenses for transactions with franchisees(2)	15	2	25	108	—	150
Other operating costs and expenses	—	2	243	21	(235)	31
Restaurant profit (loss)	$461	$94	$(3)	$—	$1	$553
Company sales	2,410	627	10	—	—	3,047
Restaurant margin	19.1%	15.0%	(14.9)%	N/A	N/A	18.2%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 3/31/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$417	$71	$1	$(42)	$—	$447
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$417	$71	$1	$(42)	$—	$447
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	(21)	(4)	—	1	—	(24)
Core Operating Profit (Loss)	$396	$67	$1	$(41)	$—	$423

	Quarter Ended 3/31/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,208	$584	$9	$—	$—	$2,801
Franchise fees and income	21	2	4	—	—	27
Revenues from transactions with franchisees(2)	16	2	19	84	—	121
Other revenues	1	7	170	17	(163)	32
Total revenues	$2,246	$595	$202	$101	$(163)	$2,981
Company restaurant expenses	1,771	500	11	—	(1)	2,281
General and administrative expenses	59	26	8	45	—	138
Franchise expenses	10	1	—	—	—	11
Expenses for transactions with franchisees(2)	14	2	17	84	—	117
Other operating costs and expenses	1	6	167	17	(162)	29
Closures and impairment expenses, net	5	—	1	—	—	6
Total costs and expenses, net	1,860	535	204	146	(163)	2,582
Operating Profit (Loss)	$386	$60	$(2)	$(45)	$—	$399

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 3/31/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$386	$60	$(2)	$(45)	$—	$399
Less:
Franchise fees and income	21	2	4	—	—	27
Revenues from transactions with franchisees(2)	16	2	19	84	—	121
Other revenues	1	7	170	17	(163)	32
Add:
General and administrative expenses	59	26	8	45	—	138
Franchise expenses	10	1	—	—	—	11
Expenses for transactions with franchisees(2)	14	2	17	84	—	117
Other operating costs and expenses	1	6	167	17	(162)	29
Closures and impairment expenses, net	5	—	1	—	—	6
Restaurant profit (loss)	$437	$84	$(2)	$—	$1	$520
Company sales	2,208	584	9	—	—	2,801
Restaurant margin	19.8%	14.4%	(20.9)%	N/A	N/A	18.6%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 3/31/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$386	$60	$(2)	$(45)	$—	$399
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$386	$60	$(2)	$(45)	$—	$399
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$386	$60	$(2)	$(45)	$—	$399

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)
Amounts have not been allocated to any segment for purpose of making operating decision or assessing financial performance as the transactions are deemed corporate revenues and expenses in nature.
(2)
Primarily includes revenues and associated expenses of transactions with franchisees derived from the Company’s central procurement model whereby the Company centrally purchases substantially all food and paper products from suppliers and then sells and delivers to KFC and Pizza Hut restaurants, including franchisees.